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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement.

/s/ Arthur Andersen LLP

Denver, Colorado,
May 8, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS